                                                                    Exhibit 23.2



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Overseas Filmgroup, Inc. of our report dated April 8, 1996, which appears on page F-11 of the definitive proxy statement dated September 27, 1996.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Los Angeles, California
February 12, 1997